UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2013

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 7, 2013, Analogic Corporation approved a plan of restructuring (which we refer to as the plan) to streamline our business and realize synergies following our acquisition of Ultrasonix Medical Corporation and to further optimize our overall operational footprint.

As part of the plan, we will close our ultrasound transducer operation in Englewood, Colorado. Activities at the Englewood facility will be consolidated with our existing ultrasound transducer operation in State College, Pennsylvania.

In addition to the plan, we previously commenced the process of consolidating manufacturing and certain support activities currently conducted at the Ultrasonix facility in Vancouver, Canada with operations at our existing facilities (which we refer to as the Vancouver manufacturing consolidation).

We expect to complete the implementation of both the plan and the Vancouver manufacturing consolidation by the fourth quarter of fiscal 2014. With respect to the plan, we expect to incur total pre-tax charges of approximately $4.5 million, consisting of (i) facility-related charges, including charges in connection with the closure of the Englewood facility, of approximately $0.5 million; and (ii) employee termination charges, including charges in connection with the closure of the Englewood facility and optimization of our global operations, of approximately $4.0 million. With respect to the Vancouver manufacturing consolidation, we expect to incur employee-related charges of approximately $0.5 million.

Total pre-tax charges in connection with both the plan and the Vancouver manufacturing consolidation are together expected to be approximately $5.0 million. Of this amount, we expect to incur charges of approximately $0.5 million in the third quarter of fiscal 2013, $3.5 million in the fourth quarter of fiscal 2013, and $1.0 million in fiscal 2014. Substantially all of these charges will result in future cash expenditures.

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various factors, including but not limited to employee separation and other costs that differ from the original estimates, the timing of future actions, and the factors discussed in our most recent quarterly report on file with the Securities and Exchange Commission. The forward-looking statements represent our views as of the date of this Current Report and should not be relied upon as representing our views as of any future date. We specifically disclaim any obligation to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

May 13, 2013	By:	/s/ John J. Fry
		Name:	John J. Fry
		Title:	Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 13, 2013